As filed with the Securities and Exchange Commission on October 31, 2003.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SOUTHWESTERN ENERGY COMPANY
(Exact name of registrant as specified in its charter)

Arkansas	71-0205415
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

2350 N. Sam Houston Pkwy. E., Suite 300
Houston, Texas 77032
(Address of principal executive offices including zip code)

Employee Restricted Stock Agreements
(Full title of the plan)

Mark K. Boling
2350 N. Sam Houston Pkwy. E., Suite 300
Houston, Texas 77032
(281) 618-4700
(Name, address and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE
Title of securities to be registered	Amount to be registered (1) (2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price (3)	Amount of registration fee
Common Stock, $.10 par value	4,400 shares	(3)	$86,900	$7.03

(1) Pursuant to Rule 416, this Registration Statement also covers such indeterminable number of additional shares of common stock as may become issuable pursuant to terms designed to prevent dilution resulting from stock splits, stock dividends, merger or combination or similar events.
(2) Each share is accompanied by a common stock purchase right pursuant to the Amended and Restated Rights Agreement, dated April 12, 1999, with EquiServe Trust Company, N.A., as Rights Agent.
(3) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 based on the average of the high and low sale prices reported on the New York Stock Exchange on October 30, 2003, of $19.75 per share with respect to the resale of 4,400 shares awarded under restricted stock agreements.

EXPLANATORY NOTE

     This Registration Statement relates to 4,400 shares of the Company's common stock previously issued to certain employees under restricted stock agreements and which may be resold by such employees pursuant to the prospectus filed as a part of this Registration Statement. The prospectus filed as a part of this Registration Statement, referred to as the reoffer prospectus, has been prepared in accordance with the requirements of Part I of Form S-3 pursuant to the Instructions to Form S-8. The reoffer prospectus may be used for reofferings and resales of the 4,400 shares of common stock that have been acquired by such employees under the restricted stock agreements.

PROSPECTUS

Southwestern Energy Company

4,400 Shares of Common Stock

     This prospectus relates to up to 4,400 shares of common stock of Southwestern Energy Company which may be offered for resale by certain of our employees identified in this prospectus. The shares have been acquired by the selling shareholders through awards of shares under individual restricted stock agreements.

     The selling shareholders may sell their shares at prices prevailing on the New York Stock Exchange on the date of sale, prices relating to prevailing market prices or negotiated prices. We will not receive any of the proceeds from the sale of the shares by the selling shareholders. All expenses of registration incurred in connection herewith are being borne by us, however, all selling commissions and other expenses incurred by any selling shareholder in connection with the sale of shares will be borne by the selling shareholder.

     The selling shareholders and any broker or dealer participating in the sale of shares on behalf of the selling shareholders may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, in which case any profit on the sale of shares by them or commissions received by such broker or dealer may be deemed to be underwriting compensation under the Securities Act of 1933.

     Our common stock is listed on the New York Stock Exchange under the symbol "SWN." The last reported sale price of our common stock on the New York Stock Exchange on October 30, 2003, was $19.86.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is October 31, 2003

You should rely only on the information contained or incorporated by reference in this prospectus or any supplement. We have not authorized anyone to provide you with different information. Shares of common stock are being offered and sold only in states where offers and sales are permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date of this prospectus.

RISK FACTORS

     An investment in shares of our common stock involves a number of risks. Your shares will be subject to risks inherent in our business, and the trading price of your shares will be affected by the performance of our business relative to, among other things, competition, market conditions and general economic and industry conditions. You should carefully consider the information contained in this prospectus and in the documents incorporated by reference herein. In particular, you should consider the risks discussed under the caption "Item 1. Business-Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2002.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

     The information in this prospectus, including information in the documents we incorporate by reference herein, contain statements that constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, or the Securities Act, Section 21E of the Exchange Act and the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical fact, included or incorporated in this prospectus, including, without limitation, statements regarding the financial position, business strategy, production and reserve growth and other plans and objectives for our future operations, are forward-looking statements. We have no obligation and make no undertaking to publicly update or revise any forward-looking statements.

     Forward-looking statements include the items identified in the preceding paragraph, information concerning possible or assumed future results of operations and other statements contained or incorporated in this prospectus supplement and accompanying prospectus identified by words such as "anticipate," "project," "intend," "estimate," "expect," "believe," "predict," "budget," "projection," "goal," "plan," "forecast," "target" or similar expressions.

     You should not place undue reliance on forward-looking statements. They are subject to known and unknown risks, uncertainties and other factors that may affect our operations, markets, products, services and prices and cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. In addition to any assumptions and other factors referred to specifically in connection with forward-looking statements, risks, uncertainties and factors that could cause our actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to:

-	the timing and extent of changes in commodity prices for natural gas and oil;

-	the timing and extent of our success in discovering, developing, producing, and estimating reserves;

-	our future property acquisition or divestiture activities;

-	the effects of weather and regulation on our gas distribution segment;

-	increased competition;

-	the impact of federal, state and local governmental regulation;

-	the financial impact of accounting regulations;

-	changing market conditions and prices (including regional basis differentials);

-	the comparative cost of alternative fuels;

-	the availability of oil field personnel, services, drilling rigs, and other equipment; and

-	the factors discussed in our Annual Report on Form 10-K for the year ended December 31, 2002, under the caption "Item 1. Business-Risk Factors."

THE COMPANY

     We are an energy company primarily focused on natural gas. We were originally incorporated in Arkansas in 1929 as a local gas distribution company. Today, we are an exempt holding company under the Public Utility Holding Company Act of 1935 and derive the vast majority of our operating income and cash flow from our oil and gas exploration and production business. We are involved in the following business segments:

-

Exploration and Production - We are engaged in natural gas and oil exploration, development and production, with operations principally located in Arkansas, Oklahoma, Texas, New Mexico and Louisiana. This represents our primary business.

-	Natural Gas Distribution - We are engaged in the gathering, distribution and transmission of natural gas to approximately 140,000 customers in Arkansas.

-

Marketing and Transportation - We provide marketing and transportation services in our core areas of operation and own a 25% interest in the NOARK Pipeline System, Limited Partnership, a gas transmission system that includes 749 miles of pipeline with a total throughput capacity of 330 MMcfe.

     Our business strategy is to provide long-term growth through focused exploration and production of oil and natural gas. We seek to maximize cash flow and earnings and provide consistent growth in oil and gas production and reserves through the discovery, production and marketing of high margin reserves from a balanced portfolio of drilling opportunities. This balanced portfolio includes low risk development drilling in the Arkoma Basin, moderate risk exploration and exploitation in the Permian Basin and east Texas, and high potential exploration opportunities in the onshore Gulf Coast.

     We create additional value through our natural gas distribution, marketing and transportation activities. We further enhance shareholder value by creating and capturing additional value beyond the wellhead through our marketing and transportation activities.

     Our principal executive offices are located at 2350 N. Sam Houston Parkway East, Suite 300, Houston, Texas 77032, and our telephone number is (281) 618-4700.

USE OF PROCEEDS

     Shares which may be sold pursuant to this prospectus will be sold by the selling shareholders for their own accounts and we will not receive any proceeds from any such sales. See "Selling Shareholders" and "Plan of Distribution."

SELLING SHAREHOLDERS

     The shares offered under this prospectus are being registered for resale from time to time by selling shareholders who have acquired the shares of restricted common stock pursuant to restricted stock grants awarded to them. The selling shareholders named in the following table may resell all, a portion of, or none of the shares they hold.

     The following table sets forth information concerning the selling shareholders and the number of shares that may be offered hereby by each selling shareholder as of the date of this prospectus.

		Number of Shares
		That May Be
Selling Shareholder	Position with the Company	Offered Hereby
Bobby J. Hill	Production Engineer, Southwestern Energy Production Company	1,000
David C. Vickers	Senior Production Engineer, Southwestern Energy Production Company	2,000
Darryl A. Spencer	Director, Audit Services	1,000
Claiborne B.B. Morton	Geologist, Southwestern Energy Production Company	400

PLAN OF DISTRIBUTION

     The selling shareholders have not advised us of any specific plans for the sale of the shares offered under this prospectus but, if and when such shares are sold, it is anticipated that the shares will be sold from time to time primarily in transactions on the New York Stock Exchange at the market price then prevailing. Sales also may be made through negotiated transactions or otherwise, at prices related to the prevailing market price or otherwise. If shares are sold through brokers, the selling shareholders may pay customary brokerage commissions and charges. The selling shareholders may effect these transactions by selling shares to or through broker-dealers and such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling shareholders and or the purchaser of the shares so sold for whom such broker-dealers may act or to whom they may sell as principal or both (which compensation, as to a particular broker-dealer, may be in excess of customary commissions). Shares covered by this prospectus also may be sold under Rule 144 or another exemption under the Securities Act rather than pursuant to this prospectus.

     In connection with the sale of shares, the selling shareholders and any participating broker or dealer may be deemed to be "underwriters" within the meaning of the Securities Act, and any profits on the sale of shares or commissions they receive may be deemed to be underwriting discounts and commissions under the Securities Act.

     There is no assurance that the selling shareholders will sell any or all of the shares offered by them hereby.

EXPERTS

     The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2002, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

LEGAL MATTERS

     The validity of the shares being offered hereby will be passed upon for us by Conner & Winters, P.L.L.C., Fayetteville, Arkansas. As of the date of this prospectus, attorneys of and "of counsel" to Conner & Winters beneficially owned an aggregate of approximately 119,324 shares of our common stock and options to purchase an additional 405,030 shares of common stock. Charles E. Scharlau, a member of our Board of Directors, serves as of counsel to Conner & Winters, P.L.L.C.

WHERE YOU CAN FIND MORE INFORMATION

     We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (the "SEC"). You may read and copy any reports, statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549, or at the SEC's public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. Our filings with the SEC are also available to the public from the SEC's web site at http://www.sec.gov. You may also access the information we file electronically with the SEC through our website at http://www.swn.com. Our reports, proxy statements and other information filed with the SEC can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     This prospectus constitutes a part of a registration statement on Form S-8 filed by us with the SEC. As allowed by the rules and regulations of the SEC, this prospectus does not contain all the information you can find in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities described in this prospectus, you should refer to the registration statement, including its exhibits. Furthermore, the statements contained in this prospectus concerning any document filed as an exhibit are not necessarily complete and, in each instance, we refer you to a copy of the document filed as an exhibit to the registration statement.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The SEC allows us to "incorporate by reference" the information we file with them into this prospectus, which means we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this prospectus (except for any information that is superseded by the information included directly in this prospectus), and information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference the documents listed below (excluding any information furnished pursuant to Items 9 or 12 on any Current Report on Form 8-K) and any future filings we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (excluding any information furnished pursuant to Items 9 or 12 on any Current Report on Form 8-K) until all the securities are sold:

-	Our Annual Report on Form 10-K for the year ended December 31, 2002, filed on February 18, 2003;

-	Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003;

-	Our Current Reports on Form 8-K filed February 18, 2003, February 28, 2003, March 7, 2003, March 20, 2003, July 17, 2003, and September 18, 2003;

-	The description of our common stock contained in our Registration Statement on Form 8-A dated October 23, 1981, as updated by our Current Report on Form 8-K dated July 8, 1993; and

-	The description of our common stock purchase rights contained in Amendment No. 1 to our Registration Statement on Form 8-A dated April 26, 1999.

     We will provide you with a copy of these filings incorporated by reference, at no cost, upon written or oral request. Written requests should be directed to Southwestern Energy Company, 2350 N. Sam Houston Parkway East, Suite 300, Houston, Texas 77032, Attention: Corporate Secretary. Telephone requests may be directed to (281) 618-4700.

INDEMNIFICATION

     The Arkansas Business Corporation Act provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, against expenses, judgments, fines and amounts paid in settlements reasonably incurred by him in connection with such action or proceeding if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation. In addition, a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation against expenses actually reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable for negligence or misconduct unless and only to the extent the court in which such action was brought shall determine that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Our bylaws provide that our officers and directors shall be indemnified to the fullest extent permitted by law in connection with any actual or threatened action or proceeding arising out of their service to us (including service to a subsidiary of ours) or to any other organization at our request.

     We have entered into indemnification agreements with each of our directors and officers pursuant to which we have agreed to indemnify our directors and officers against liabilities and litigation costs resulting from their service to us. We also maintain directors' and officers' liability insurance.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or controlling persons pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by a director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents which have been filed by Southwestern Energy Company (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated by reference in this Registration Statement:

(1)	The Company's Annual Reports on Form 10-K for the fiscal year ended December 31, 2002;

(2)	The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2003, June 30, 2003, and September 30, 2003;

(3)	The Company's Current Reports on Form 8-K filed with the Commission on February 18, 2003, February 28, 2003, March 7, 2003, March 20, 2003, July 17, 2003, and September 18, 2003;

(4)	The description of the Company's common stock contained in the Registration Statement on Form 8-A dated October 23, 1981, as updated by the Company's Current Report on Form 8-K dated July 8, 1993; and

(5)	The description of the common stock purchase rights contained in Amendment No. 1 to the Company's Registration Statement on Form 8-A dated April 26, 1999.

     In addition, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), (excluding any information furnished pursuant to Items 9 or 12 on any Current Report on Form 8-K) prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities offered hereby then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from their respective dates of filing. Any statement contained in this Registration Statement, or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed incorporated document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     Not applicable.

Item 5. Interests of Named Experts and Counsel.

     The validity of the Company's common stock registered under the Registration Statement has been passed upon for the Company by Conner & Winters, P.L.L.C. Attorneys of and "of counsel" to Conner & Winters beneficially own an aggregate of approximately 119,324 shares of common stock and options to purchase an additional 405,030 shares of common stock. Charles E. Scharlau, a member of the Company's Board of Directors, serves of counsel to Conner & Winters, P.L.L.C.

Item 6. Indemnification of Directors and Officers.

     Section 4-27-850 of the Arkansas Code Annotated provides that the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding (other than an action by or in the right of the Company) by reason of the fact that he is or was a director, officer, employee or agent of the Company, against expenses, judgments, fines and amounts paid in settlements reasonably incurred by him in connection with such action or proceeding if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Company. In addition, the Company shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the Company against expenses actually reasonably incurred by him in connection with the defense or settlement of such action if he acted in good faith in a manner reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification shall be made in respect of any claim as to which such person shall have been adjudged to be liable for negligence or misconduct unless and only to the extent the court in which such action was brought shall determine that, despite the adjudication of liability, but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Article VII, Section 6, of the Company's Bylaws provides that the Company's officers and directors shall be indemnified to the fullest extent permitted by law in connection with any actual or threatened action or proceeding arising out of their service to the Company (including service to a subsidiary of the Company) or to any other organization at the Company's request.

     The Company has entered into indemnification agreements with each of its directors and officers under which the Company has agreed to indemnify its directors and officers against liabilities and litigation costs resulting from their service to the Company. The Company also maintains directors' and officers' liability insurance.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Item 7.  Exemption from Registration Claimed.

     Not applicable.

Item 8. Exhibits.

Exhibit Number	Description

4.2

Form of Restricted Stock Agreement between Southwestern Energy Company and employees awarded shares of restricted stock (incorporated herein by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8, File No. 333-42494).

5.1	Opinion of Conner & Winters, P.L.L.C.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Conner & Winters, P.L.L.C. (contained in the opinion included in Exhibit 5.1).

24	Power of Attorney (included on the signature page to this Registration Statement).

Item 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

	(1)	To file, during any period in which offers or sales are being made of the securities hereby, a post-effective amendment to this Registration Statement:

		(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)

     To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this Registration Statement;

(iii)

     To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)

     That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

	(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)

    The undersigned Registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas on the 28th day of October, 2003.

SOUTHWESTERN ENERGY COMPANY

By: /s/ Harold M. Korell
Harold M. Korell
President, Chairman and
Chief Executive Officer

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Harold M. Korell and Greg D. Kerley, each of them, his true and lawful attorneys-in-fact and agents with full power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or their substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Harold M. Korell	President, Chairman, Chief Executive	October 28, 2003
Harold M. Korell	Officer and Director
(Principal Executive Officer)

/s/ Greg D. Kerley	Executive Vice President and	October 28, 2003
Greg D. Kerley	Chief Financial Officer
(Principal Financial Officer)

/s/ Stanley T. Wilson	Controller and Chief Accounting	October 28, 2003
Stanley T. Wilson	Officer (Principal Accounting Officer)

Signature	Title	Date

/s/ Lewis E. Epley, Jr.	Director	October 28, 2003
Lewis E. Epley, Jr.

/s/ John Paul Hammerschmidt	Director	October 28, 2003
John Paul Hammerschmidt

/s/ Robert L. Howard	Director	October 28, 2003
Robert L. Howard

/s/ Vello A. Kuuskraa	Director	October 28, 2003
Vello A. Kuuskraa

/s/ Kenneth R. Mourton	Director	October 28, 2003
Kenneth R. Mourton

/s/ Charles E. Scharlau	Director	October 28, 2003
Charles E. Scharlau

EXHIBIT INDEX

Exhibit Number	Description

4.2

Form of Restricted Stock Agreement between Southwestern Energy Company and employees awarded shares of restricted stock (incorporated herein by reference to Exhibit 4.3 to the Company's Registration Statement on Form S-8, File No. 333-42494).

5.1	Opinion of Conner & Winters, P.L.L.C.

23.1	Consent of PricewaterhouseCoopers LLP.

23.2	Consent of Conner & Winters, P.L.L.C. (contained in the opinion included in Exhibit 5.1).

24	Power of Attorney (included on the signature page to this Registration Statement).